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        [DIGI LOGO]          DIGI INTERNATIONAL INC.
                              11001 BREN ROAD EAST
                           MINNETONKA, MINNESOTA 55343

                         SPECIAL MEETING OF STOCKHOLDERS

                          WEDNESDAY, FEBRUARY 13, 2002
                                    9:00 A.M.

                               DIGI'S HEADQUARTERS
                              11001 BREN ROAD EAST
                              MINNETONKA, MINNESOTA






[DIGI LOGO]  DIGI INTERNATIONAL INC.
             11001 BREN ROAD EAST
             MINNETONKA, MINNESOTA 55343                                   PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
OF STOCKHOLDERS TO BE HELD FEBRUARY 13, 2002.

The shares of stock you hold will be voted as you specify on this proxy.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSAL 1.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

By signing the proxy, you revoke all prior proxies and appoint each of Joseph T. Dunsmore and Subramanian Krishnan as proxies, with full power of substitution and revocation, to vote all shares of Digi common stock that you are entitled to vote at the special meeting of Digi's stockholders to be held February 13, 2002 and at any adjournments or postponements of that meeting.



                      See reverse for voting instructions.
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                                                               -----------------
                                                               COMPANY #
                                                               CONTROL #
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THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD. THE DEADLINE FOR INTERNET OR TELEPHONE VOTING IS NOON (CENTRAL TIME) ON FEBRUARY 12, 2002.

VOTE BY INTERNET -- (HTTP://WWW.EPROXY.COM/DGII)

- Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site.

- You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above) to create an electronic ballot.

VOTE BY TELEPHONE -- TOLL FREE -- 1-800-240-6326

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call.

- You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above).

-     Follow the recorded instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided.




   IF YOU VOTE BY PHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                             - Please detach here -
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            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of the issuance of shares of Digi common stock in the merger of NetSilicon, Inc. into Dove Sub Inc., a wholly owned subsidiary of Digi, as described in the accompanying joint proxy statement/prospectus.

      [ ]  For             [ ]   Against            [ ]  Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

Address Change? Mark Box  [ ]
Indicate changes below:


                                              Dated:______________________, 2002



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                                        Signature(s) in Box

                                        NOTE: Please sign this proxy exactly as
                                        the name(s) appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign this proxy.